CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 18, 1999 included in North American Vaccine, Inc. and Subsidiaries' Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in or made a part of this registration statement.




                                          /s/ ARTHUR ANDERSEN LLP


Baltimore, Maryland
March 5, 1999